UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2014

ANYTHINGIT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
17-09 Zink Place, Unit 1 Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

(877) 766-3050
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with AnythingIT, Inc.’s (the “Company”) plans to more accurately reflect its new business and strategic focus, to increase its capitalization, provide a right of indemnification and to adopt certain other articles, the Company filed amended and restated articles of incorporation on November 3, 2014 with the Secretary of State of Delaware with an effective date of November 20, 2014, (the “Amended and Restated Articles”) to:

(1)	Change the Company’s corporate name from ANYTHINGIT INC. to WeedHire International, Inc.;

(2)
Increase the number of authorized shares of common stock, par value $0.000001 per share from 3,000,000,000 to 3,020,000,000 shares, of which 3,000,000,000 will be common stock and 20,000,000 will be preferred stock, the designations and attributes of which are left for future determination by our board of directors;

(3)	To provide a right of indemnification; and

(4)	To include a limitation of directors’ liability.

The Amended and Restated Articles do not make any material changes to the Company’s existing Articles of Incorporation, other than incorporating the amendments described above.

These actions were approved by the Company’s board of directors on September 5, 2014 and the holders of a majority of its common stock approved these actions by written consent in lieu of a special meeting (the “Written Consent”) in accordance with the relevant sections of the Delaware General Corporation Law.  The Financial Information Regulatory Association, Inc. (“FINRA”) confirmed receipt of the necessary documentation regarding the Amended and Restated Articles and the Company’s request for symbol changes discussed below and their effectiveness.

There will be no mandatory exchange of stock certificates.  Following the name change, the share certificates which reflect the Company’s prior name will continue to be valid.  Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to the Company’s transfer agent, Pacific Stock Transfer Co.

Item 8.01                       Other Events.

The Company’s CUSIP number and trading symbol for its common stock which trades on the OTCQB Tier of the OTC Markets, Inc. will change as a result of the name change.  The new CUSIP number is 948520 101.  The Company has requested FINRA to issue it a new trading symbol and will file a Form 8-K announcing its new trading symbol upon FINRA approval.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.3	Amended and Restated Articles of Incorporation as filed with the Secretary of State of Delaware on November 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT, INC.
Date: November 7, 2014	By: /s/ David Bernstein
David Bernstein, Chief Executive Officer